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                               JP MORGAN/HARBOUR
                                AUTO CONFERENCE

                                 AUGUST 5, 2003

(c) Dana Corporation, 2003

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                                                                               1

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                         [Picture of Joe Magliochetti]


                                JOE MAGLIOCHETTI

                                Chairman and CEO
                              37 years of service

(c) Dana Corporation, 2003

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Good morning.  It's a pleasure to be here with you today.>

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Certain statements contained herein (including our forecasts, beliefs, and expectations) constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve assumptions, uncertainties, and risks, and Dana's actual results, performance, or achievements may differ materially from those expressed or implied in these statements. Among the factors that could affect our actual results are the impact of national and international economic conditions (including additional adverse effects from terrorism or hostilities) on production and sales by our vehicular customers; our ability to complete the sale of DCC's businesses as contemplated; the success and timing of our restructuring, cost reduction and cash management programs, launch costs, as well as costs associated with the tender offer for our common stock that was commenced on July 9, 2003 by a subsidiary of ArvinMeritor,Inc. Additional factors are contained in our public filings with the Securities and Exchange Commission. We do not undertake to update any forward-looking statements contained herein.


(c) Dana Corporation, 2003

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Before we get started, I must forewarn you that we have some forward-looking statements in this presentation...so you may want to be on the lookout for them.
>

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                                     AGENDA

        >  Joe Magliochetti

           -   Restructuring to Growth

           -   ArvinMeritor Update

        >  Bob Richter

           -   Financial Performance/Guidance

        >  Joe Magliochetti

           -   Sharpened Focus



[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

I'll start things off today with a brief review of our recent restructuring and growth initiatives, followed by a few words on the situation with ArvinMeritor.

Bob will follow with the financial portion of our presentation...

....and I'll come back and wrap things up with a few comments on our sharpened focus moving forward.>

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                     AGGRESSIVE ACTIONS DELIVERING RESULTS

       >  The largest restructuring in Dana's history is substantially complete

          -  Extraordinary circumstances necessitated extraordinary actions

          - Dana moved decisively to strengthen our financial position and focus resources on our core businesses

          - Our actions are delivering results today and will hit full stride by year-end

       >  These actions have positioned us well for focused, profitable growth

[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

As many of you are aware, Dana initiated the largest restructuring in company history in October of 2001.

Today, the actions associated with this restructuring are substantially complete. Bob will elaborate on the specifics of our restructuring achievements momentarily, but the central point is that because we took these aggressive actions, we are now well positioned for focused, profitable growth moving forward.>

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                           ENTERING THE GROWTH PHASE


                >  Focus on technology

                   -  Technology drives price

                   - Leading to new platform wins: $1.3 billion of new business over 4 years

                >  Continuing to grow and diversify customer base

                   -  Nissan, Toyota, BMW

                   -  Increasing content

[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

As we enter this growth phase, our approach will be two-fold:

First, we will continue to sharpen our focus on technology, because technology delivers value to our customers and clearly drives price. Our commitment to technology growth has contributed significantly to securing a series of new platform wins totaling more than $1.3 billion in new business.

We will also continue to grow and diversify our customer base. Here too, we've enjoyed success, as we've increased content with manufacturers including Nissan, Toyota, BMW, and others.>

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NISSAN TITAN & ARMADA


[Picture of Nissan Titan]                               [NISSAN Logo]
Nissan Titan



                             $120 Million Annually

                         [Picture of Pathfinder Armada]
                               Pathfinder Armada



                                                   [Picture of Infiniti Version]
                                                           Infiniti Version
                                                          Pathfinder Armada


[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

I'm sure many of you enjoyed the Nissan product review this morning. Both the Titan and the Armada are turning a lot of heads.

Nissan employs a very "scientific" selection process in considering its supplier partners. And we're genuinely proud that Dana was selected to support the capabilities of both the Titan and the Armada vehicles.

o Altogether, we have more than $120 million in annualized sales relating to these vehicles...>

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DANA CONTENT                                            [NISSAN Logo]



NISSAN TITAN ------------------------O Independent Front Axle, Front and
                                       Rear Propshafts, Wave-stopper(TM)
                                       MLS Gasket, Engine Bearings,
                                       TOC, Breather, Purge, Water,
                                       Carbon, & Canister Hoses


NISSAN ARMADA -----------------------O Independent Front Axle, Rear Axle,
                                       Front and Rear Propshafts,
                                       Wave-stopper(TM) MLS Gasket, Engine
                                       Bearings, TOC, Breather, Purge, Water,
                                       Carbon, & Canister Hoses



[Picture of Nissan Titan]               [Picture of Nissan Armada]

[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

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....and here you can see the specific content we supply to the Titan and Armada.>

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                              ARVINMERITOR UPDATE
                            Rationale for Rejection


                >  Offer is inadequate

                >  Offer is opportunistic

                   - Restructuring and transformation not yet reflected in stock price

                >  Offer is highly conditional

                   -  No identified financing

                   -  Serious antitrust concerns

[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

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Now let me share just a few thoughts with you regarding the ArvinMeritor situation.

As I've noted, our restructuring and transformation efforts ARE producing results. And we remain very confident that our ongoing growth strategy will effectively maximize value for Dana shareholders. The success of these efforts
- some of which are just beginning to bear fruit - represent just one reason why we believe the ArvinMeritor offer is the wrong approach for Dana.

In addition, we believe the offer is a financially inadequate, high-risk proposal that fails to fully recognize Dana's premier franchise in the vehicular industry.

The offer is also highly opportunistic. As such, it essentially denies Dana shareholders the full benefits of the Company's restructuring and strategic plan that we have been working on over the past 18 months. As mentioned, our restructuring plan is nearing completion, and we are on track to exceed our original commitments for facility rationalizations and workforce reductions. We expect to begin to fully realize the benefits of this restructuring by the end of this year.

And finally, the ArvinMeritor offer is highly conditional, including two major conditions - lack of financing and antitrust concerns - that create significant uncertainty as to whether the offer could be completed regardless of the circumstances.

Now let me turn it over to Bob, who will walk through our financial presentation with you.>

                                                                               9
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                            [Picture of Bob Richter]


                                   BOB RICHTER

                             Chief Financial Officer
                               28 years of service

(c) Dana Corporation, 2003

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Thanks, Joe, and good morning everyone.>

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                               FINANCIAL SUMMARY


                                 YTD 2003                YTD 2002

             Sales           $   4.9 billion         $  4.9 billion

 Net Income (Loss)           $    93 million         $(177) million

Earnings Per Share           $ 0.62                  $(1.18)



[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

This slide provides you with a quick summary of our results for the first six months, compared to our six-month numbers one year ago.

This year our sales came in at $4.9 billion, just about level with 2002.

Our markets have been softer this year, but the weakness has been masked by new business wins and currency movements. Exchange alone has inflated our sales by approximately $136 million compared to last year.

Net income is up significantly. Last year, of course, we adopted FAS 142, and took a charge related to that change in goodwill accounting of $220 million after tax. The rest of the improvement is largely due to our restructuring efforts.>

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                         RESTRUCTURING NEAR COMPLETION


---------------
Restructuring       >  On target with original estimates of $445 million
   Costs
--------------

--------------
  Facility          >  Original target > 30
                                       -
  Closures             Status: 31 closed, 8 in process
--------------

--------------

  Workforce         >  Original target > 15%
                                       -
                       Status: 20% to date
--------------

--------------
  Outsource
  Non-Core          >  Substantial non-core components outsourced
  Content
--------------


--------------
   Divest           >  Over $700 million in assets divested - achieving value
     DCC
--------------


        -------------------------------------------------------------
             Restructuring plan substantially complete in Q4 2003;
                       Organization positioned for growth
        -------------------------------------------------------------

[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

As Joe alluded to earlier, our restructuring plan will be substantially complete by the end this year.

Let me recap a few specific milestones.

When we announced the plan in October of 2001, we estimated that restructuring costs would amount to approximately $445 million. All the costs were accrued at the end of 2002, and we came in slightly under that original estimate.

We set a target of 30 or more facilities closures. We've delivered with 39 plant closures, of which 31 have been completed and the remaining 8 will be finished by year-end.

When we began, we pledged to reduce our workforce by 15 percent or more. Today, our workforce has been reduced by 20 percent since the start of our restructuring.

We promised to outsource substantial amounts of non-core components, and have done that - converting fixed costs to variable costs, reducing investment and generating cash.

We pledged to divest ourselves of DCC assets. To date, we have completed divestitures of more than $700 million.>

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                             DCC PORTFOLIO ANALYSIS
                                  ($ Millions)

[Graphs depicting total portfolio assets of $2,200 as of 12/01 and $1,490 as of 6/03, broken down into four categories: Value-Added Services, Real Estate, Capital Markets, and Retained]

[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

Here's a little more detail as to where we are with the sale of the DCC portfolio.

When we announced our intention to exit these businesses in late 2001, we were looking at the pie chart on the left. While we knew, for tax and other reasons that we'd be retaining about $900 million in assets shown in the blue for a few years, we've been actively working on the sale of the assets held by the three operating groups of DCC shown in yellow, red and green.

At the end of 2002, the total portfolio was down to $1 billion, 650 million. We sold about $80 million in assets in each of the first two quarters of this year, so we now stand at just under $1.5 billion.

We realized $7.5 million in gains from DCC asset sales during the second quarter. So, in total, since the start of the process, we've sold $710 million of portfolio assets and recorded net gains of $49.5 million after tax.

We'll continue to work on the rest of the yellow and the red slices of the pie as we move through the balance of the year.
>

                                                                              13

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                               CAPITAL STRUCTURE
                          With DCC on an Equity Basis


                        12/31/02    Operations   Other       6/30/03
                        --------    ----------   -----       -------



($ Millions)

Short-term debt         $   53      $    (23)    $   253     $  283
Long-term debt           2,462            18        (217)     2,263
                        -------     --------     --------    ------
  Borrowings             2,515            (5)         36      2,546
Cash                       515            (5)          -        546
                        -------     --------     --------    ------

  Net Debt              $1,964      $      -     $    36     $2,000

Equity                  $1,482      $     90     $   213     $1,785

Net debt/capital          57.0%                                52.8%



[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

This slide reports on the movement in our capital structure over the last six months.

The "Operations" column reflects the fact that our net debt is unchanged, at least due to operating forces, while our equity increased $90 million - that's the $93 million in net income that we reported less the $3 million of dividends we paid out.

In the "Other" column, the $36 million increase in net debt reflects $26 million of currency movements and $10 million of increased value of our interest-rate swaps. We also have a $250 million issue which matures in March of 2004 that was reclassified as short-term.

On the equity line, all but $3 million of the $213 million increase results to foreign currency translation.

As a result of these movements, our net debt to capital ratio is down to 52.8%, a major improvement from the 57% at the beginning of the year. And we fully expect to be under 50% at year-end.>

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                          JUNE 30, 2003 DEBT PORTFOLIO
                          With DCC on an Equity Basis


                               Maturity Schedule
                           Average Life - 10.4 Years


$ Millions
                                   [GRAPHICS]

2003     2004     2006     2008      2009     2010     2011     2028      2029

 33       276               150       350      250      805     197        375


Amounts by maturity exclude swap valuation adjustments and issue expenses of $109 million net


[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

This is our debt portfolio at June 30, which has an average life of 10.4 years and, including the effect of the interest rate swaps, an average cost of 5.85%

The only term debt due in the next few years is the $250 million that matures in March of '04 that is now reported as short-term debt.

Please note that we did not have any borrowings under either our $400 million Accounts Receivable program or our $400 million bank revolver. As a result, in combination with our cash position, our liquid resources total just short of a billion 350.>

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                           RE-AFFIRMED 2003 GUIDANCE
                     ($ Millions, except per-share amounts)



Net Income:                     $ 195 to $215


EPS:                            $ 1.31 to $1.44


[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

In our first-quarter conference call, we increased our guidance, saying that we expected to report net income for the full year somewhere between $195 million and $215 million.

Given what we know today, frankly, we would have increased the guidance again this quarter if it weren't for the uncertainty of the costs associated with the ArvinMeritor offer.

For now, we will stay with the $195 to $215 range, which would imply earnings per share of $1.31 to $1.44.>

                                                                              16

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                        2003 PRELIMINARY CASH PROJECTION
                          With DCC on an Equity Basis

($ Millions)

Sources:

   Net Income                   $   195
   Depreciation                     340
   Working capital                  175
   Divestiture proceeds             145
                                -------
                                $   855
Less:

   Capital spend                   (325)
   Dividends                         (5)
                                -------
                                    525

Cash payments for restructuring $  100-150



[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

Here you see our current outlook for full-year cash flow. To be conservative, we're working off the LOW end of the range of net income numbers we saw on the last slide.

Due to the divestitures happening earlier than expected and the tight control we're expecting over our capex capital spend, we have lowered our depreciation forecast to $340 million.

We also have lowered our projection for working capital to $175 million from the $200 million we have discussed with you previously.

This is NOT because we're letting up in our drive to lower our investment in this area. Part of our original $200 million goal related to a $25 million reimbursement for customer tooling we expected to receive from Isuzu in connection with some frame business in Thailand. During the second quarter, we sold our Thailand frame operations. We did get paid for the tooling; it just appears a line below because the money came from the buyer of that business as part of the divestiture proceeds.

We have also reduced our capital spend projection for the full year to $325 million which is more consistent with our current pace.

Overall, we should have excess cash in the $375 million to $425 million range come the end of the year after covering the cash requirements of our restructuring program. I'd like to add that these numbers do not include any further divestitures we might accomplish nor do they include any dividend we might receive from DCC.>

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                        RETURN ON INVESTED CAPITAL (ROIC)*

   (Last 12 Months Total Income/5-Quarter Rolling Average Invested Capital)


                                   [GRAPHIC]

1998  1999   2000   Q1 01   Q2 01   Q3 01   Q4 01   Q1 02   Q2 02   Q3 02   Q4 02   Q1 03   Q2 03
11.8%  13.2   9.1%   6.6%    4.5%    3.2%    2.8%    3.4%    4.3%    5.4%    6.8%    7.1%    6.7%


*With DCC on an Equity Basis



[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

This slide shows our return on invested capital on a rolling four quarter basis, with net debt being used in the derivation of invested capital. These numbers have the non-recurring stuff taken out - so the improvement is not due to the end of the restructuring charges or the realization of DCC gains. What it is, is a reflection of the benefits resulting from our restructuring initiatives, divestitures of non-core businesses, and continuing emphasis on the out-sourcing of non-core manufacturing.

We have shown solid improvement since the announcement of our restructuring program in October of 2001 and...we expect to see continued improvement throughout the remainder of 2003.>

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

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                                 2004 GUIDANCE
                     ($ Millions, except per-share amounts)



Net Income:                     $300

EPS                             $2.00


[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

For 2004, we expect improved top-line performance, the direct result of increased heavy-duty volumes and continuing new business wins.

We expect net income in 2004 to be at least $300 million, or approximately $2 per share.

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                     2004 GUIDANCE: SUPPORTING ASSUMPTIONS


        >  Market Forecasts
           - Light Vehicle: 16.0 to 16.5 million units
           - Heavy Vehicle: 245,000 to 255,000 units

        >  Start-up Costs
           - $20 to $25 million after-tax improvement due to increased number of 2003 launches

        >  Restructuring Benefits

           - Full run-rate achieved by year-end 2003

        >  New Business
           - $400 million

        >  Debt

           - Reduction in debt and related interest expense


[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

The assumptions underlying our guidance our shown here. We've built the forecast of the low end of the expected ranges of 16-16.5 million units of North American light vehicle production and 245-255 thousand units of North American Class 8 production.

This year's figures have been substantially impacted by an unusually large number of new program launches and their related costs. We've said that these costs negatively impacted the first quarter by $7 million after-tax and the second quarter by $6 million after-tax. We expect the another $6-7 million in the third, with a tapering off in the fourth. But that means we're looking at $20-$25 million on the full year which we won't have next year.

With the closure of those last 8 plants I mentioned earlier completed by year-end, we get to the full run-rate on our restructuring savings in 2004.

We also have $400 million in net new business coming at good margin, and will see lower interest expense given our reduced debt levels.

In short, we believe that the $2 in earnings per share is very doable and should represent the low end of the range of expectations.

With that, let me turn it back to Joe.>

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                                     AGENDA


                >  Joe Magliochetti

                   - ArvinMeritor Update

                   - Restructuring to Growth

                >  Bob Richter

                   - Financial Performance/Guidance

                >  Joe Magliochetti

                   - Sharpened Focus


[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

Thanks, Bob. I'll just wrap things up now with a few words on our sharpened focus.>

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                               FAVORABLE OUTLOOK



Key Drivers in 2004 Earnings            Long-Term Objectives
--------------------------------        --------------------------------------

> Improved top-line                      > Annual top-line growth
  performance                              - 6% to 7%
  -  Heavy-duty volumes                  > Continued margin
  - New business wins                      improvement
> Bottom line and cash flow              > Balance sheet
  improvements                             - Return to investment
  - Restructuring complete                    grade credit rating
  - Substantial operating                > Dividend policy
    leverage                               - Re-examine dividend
  - Reduced start-up costs                   levels
    in 2004


[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

We have much to look forward to in the coming quarters - and even more to be excited about over the longer term.

As Bob noted, a variety of improvements have prompted us to provide 2004 guidance of $300 million in net income, or approximately $2 per share.

Likewise, we expect bottom-line and cash flow improvements to continue, resulting from the completion of our restructuring program, substantially improved operating leverage, and reduced start-up costs.

Looking long-term, we expect annual top-line growth of between 6 and 7 percent and continued margin improvement.

We remain committed to strengthening our balance sheet and returning to an investment grade credit rating. And, as our financial flexibility increases, we will re-examine our dividend policy.

Every element of this outlook is related to our commitment to FOCUSING Dana Corporation. Our view is that it's not about the BREADTH of our product offering, but rather the DEPTH of our offering - the depth of expertise and value we can deliver to a broad customer base.>

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                               LTM EBITDA MULTIPLE



EBITDA Multiple

7.0X

6.0X

5.0X
                           [GRAPHICS]
4.0X

3.0X

2.0X

1.0X

        0.5     1     1.5       2       2.5     3       3.5

                                   Complexity

             High Complexity ---------------------> Low Complexity


             Source:  Public Filings

[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

In this chart, we've shown a number of the major suppliers in our industry.
The size of the circle represents the relative size of each company compared to the others. On the horizontal axis, we've tried to measure the level of complexity in those businesses. And the vertical axis reflects the EBITDA multiple as a measure of financial performance.

As you can see, size - shown by the area of the circles - does not necessarily enhance performance. And, the more complex businesses, which appear at the bottom left, are not the benchmark performers either.

On the other hand, companies like JCI, Lear, and others with clear focus are achieving greater shareholder value as depicted in the upper right hand corner.

Today, we are more focused in our endeavors and are located somewhere in the middle of this chart.

We're back on course and headed in the right direction.

We're committed to staying this course and look forward to reporting on our progress as we move forward.>

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                                  [DANA Logo]



                                   THANK YOU




[DANA Logo]

(c) Dana Corporation. Dated August 5, 2003. This slide may contain forward-looking information. Actual results may differ materially due to factors listed on slide 3.

--------------------------------------------------------------------------------

With that, I'd like to thank you all, and Bob and I would now welcome any questions you might have for us.

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                                  [DANA Logo]

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